UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2007

GLOBAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State of Incorporation)

000-28025
(Commission File Number)

86-0951473
(I.R.S. Employer Identification Number)

415 Madison Avenue, 15th Floor, New York, NY 10017
(Address of principal executive offices, including zip code)

646.673.8435
(Registrant's telephone Number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 6, 2007 we entered into a consulting service agreement with Yossi Raz to provide services in the area of project development to our company.

On November 21, 2007 we agreed to terminate the consulting agreement and enter into an employment agreement with Yossi Raz pursuant to which Mr. Raz will act as our Vice President for Project Development and Chief Technology Officer effective November 1, 2007.

Pursuant to the terms of the employment agreement, Mr. Raz will receive a salary of $15,000 per month and 1,150,000 stock options exercisable at a price of $2.20 until November 22, 2010. The salary may increast to up to $22,000 per month subject to certain milestones as further set out in the employment agreement Mr. Raz will also receive a success fee of 1% of the value of all plants purchased by our company or our affiliates from Alphakat and/or Dr. Koch.

Item 9.01. Financial Statements and Exhibits.

A copy of the following documents are included as exhibits to this current report on Form 8-K pursuant to Item 601 of Regulation SB:

10.1	Employment Agreement dated November 21, 2007 with Yossi Raz

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ENERGY INC.

Per: /s/ Asi Shalgi

Asi Shalgi
President, Chief Executive Officer and Director

Dated: November 29, 2007